UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 11, 2006

LAIDLAW INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13109	98-0390488
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Shuman Blvd. Suite 400, Naperville, Illinois		60563
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(630) 848-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2006, the Compensation Committee of the Board of Directors of Laidlaw International, Inc. approved the following changes to the compensation of non-employee directors:

· Fees paid to members of the Audit Committee for attending Audit Committee meetings were increased to $1,500 per meeting attended. All other committee members continue to receive $1,000 per other committee meeting attended.

· The same in person meeting fees will be paid regardless of whether the committee or board meeting attended is telephonic or in person.

· Upon first being elected or appointed to the Board, a new director will receive a grant of 13,500 stock options and 6,750 restricted shares, pro rated for that portion of the remaining fiscal year in which they will serve as a director.

· All restricted shares granted after July 5, 2006 to non-employee directors will vest on the second anniversary of grant.

In addition, the Compensation Committee approved a change to the director stock ownership guidelines to increase the ownership requirements. Under such guidelines each non-employee director is now expected within five years of election to hold common stock with a value equal to five times the annual retainer of $47,500.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAIDLAW INTERNATIONAL, INC.

July 11, 2006	By:	Jeffrey W. Sanders

Name: Jeffrey W. Sanders
Title: Vice President, Chief Financial Officer